Exhibit 99.1

Tuscan Holdings Corp. Stockholders Approve Extension of the Date to Consummate Business Combination

New York, May 10, 2021 / PRNewswire -- Tuscan Holdings Corp. (Nasdaq:THCB) (“Tuscan”) announced that at today’s reconvened 2021 Annual Meeting of Stockholders, stockholders approved the proposal to amend Tuscan’s Amended and Restated Certificate of Incorporation, as amended, to extend the date by which Tuscan must complete a business combination from April 30, 2021 to July 31, 2021. The amendment effecting this extension has been filed with the Delaware Secretary of State and extends the time for Tuscan to complete its previously announced proposed business combination with Microvast, Inc. (“Microvast”), a leading global provider of next-generation battery technologies for commercial and specialty electric vehicles participating in a $30 billion commercial EV total addressable market.

Commenting on the results of the meeting, Stephen Vogel, Tuscan's Chairman and CEO said, “We are pleased with the support our shareholders have provided in connection with the extension proposal. We have filed with the SEC the preliminary proxy statement for our business combination with Microvast. We continue to progress with our proposed transaction with Microvast and look forward to being in position to schedule the special meeting of stockholders to vote to approve the business combination.”

Additional Information and Where to Find It

In connection with the proposed business combination transaction involving Tuscan and Microvast, Tuscan filed a preliminary proxy statement with the SEC on February 16, 2020 and intends to file a definitive proxy statement (collectively, “Merger Proxy Statement”). This document is not a substitute for the Merger Proxy Statement. INVESTORS AND SECURITY HOLDERS AND OTHER INTERESTED PARTIES ARE URGED TO READ THE MERGER PROXY STATEMENT FOR MORE INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION WITH MICROVAST, AND TO READ ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE. The Merger Proxy Statement and other documents that may be filed with the SEC (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. These documents (when they are available) can also be obtained free of charge from Tuscan upon written request to Tuscan at Tuscan Holdings Corp., 135 E. 57th St., 17th Floor, New York, NY 10022.

No Offer or Solicitation

This document is not a proxy statement or solicitation of a proxy or authorization with respect to any securities or in respect of the proposed transactions and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Tuscan Holdings Corp., nor shall there be any sale of such securities in any state or jurisdiction where such offer, solicitation, or sale would be unlawful.

Participants in Solicitation

This communication is not a solicitation of a proxy from any investor or securityholder. However, Tuscan and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the business combination under the rules of the SEC. Information about Tuscan’s directors and executive officers and their ownership of Tuscan’s securities is set forth in Tuscan’s filings with the SEC, including Tuscan’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on March 25, 2021, and the definitive proxy statement for the annual meeting which was filed with the SEC on March 25, 2021 and mailed to Tuscan’s stockholders on or about March 25, 2021. These documents can be obtained free of charge from Tuscan upon written request to Tuscan at Tuscan Holdings Corp., 135 E. 57th St., 17th Floor, New York, NY 10022.

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors previously disclosed in Tuscan’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) inability to complete the proposed business combination with Microvast within the required time period or, if Tuscan does not complete the proposed business combination with Microvast, any other business combination; (2) the inability to complete the proposed business combination with Microvast due to the failure to meet one or more closing conditions or the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement; and (3) the impact of the ongoing COVID-19 pandemic.

All information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication.

Contacts

Tuscan Holdings Corp.:
Stephen Vogel
Chairman & CEO
Email: stephen@vpllp.com

Stockholders:

Advantage Proxy, Inc.

Toll Free: 877-870-8565

Collect: 866-870-8565

Email: ksmith@advantageproxy.com

Media / Investors:
Ashish Gupta
Investor Relations
Telephone: 646-677-1875
Email: Ashish.Gupta@icrinc.com